UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2023

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26901 Malibu Hills Road Calabasas Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 871-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	CAKE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Results of the 2023 Annual Stockholders’ Meeting

The final results of the vote taken for each proposal presented at the annual meeting of stockholders held on June 1, 2023 are as follows:

Proposal 1: Election of Directors.

Name	For	Against	Abstain	Broker Non-Votes
David Overton	33,126,101	1,233,389	111,957	5,075,404
Edie A. Ames	33,821,795	539,220	110,432	5,075,404
Alexander L. Cappello	33,088,961	1,270,358	112,128	5,075,404
Khanh Collins	32,758,623	1,579,995	132,829	5,075,404
Adam S. Gordon	33,884,155	455,736	131,556	5,075,404
Jerome I. Kransdorf	30,039,452	4,319,960	112,035	5,075,404
Janice L. Meyer	33,840,331	520,929	110,187	5,075,404
Laurence B. Mindel	32,183,943	2,174,940	112,564	5,075,404
David B. Pittaway	33,168,585	1,190,552	112,310	5,075,404
Herbert Simon	32,115,269	2,222,528	133,650	5,075,404

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal Year 2023.

For	Against	Abstain	Broker Non-Votes
39,428,736	85,805	32,310	0

Proposal 3: Non-Binding Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
33,742,680	682,518	46,249	5,075,404

Proposal 4: Non-Binding Advisory Vote on the Frequency of the Stockholder Advisory Vote on Executive Compensation.

1 Year	2 Years	3 Years	Abstain
34,158,112	11,510	108,684	193,141

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits
104.1 Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2023	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Matthew E. Clark
Matthew E. Clark
Executive Vice President and Chief Financial Officer